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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-51851) of our report dated August 19, 1996 for the Businesses of Tenneco Energy included in the Definitive Schedule 14A of El Paso Natural Gas Company ("Definitive Proxy"), which is included in El Paso Natural Gas Company's Current Report on Form 8-K/A dated November 5, 1996, and to all references to our firm solely in relation to the Businesses of Tenneco Energy in the Definitive Proxy.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
December 23, 1996